Exhibit 1.01

TE Connectivity Ltd.
Conflict Minerals Report

For The Calendar-Year Reporting Period Ended December 31, 2020

1. Overview

This Conflict Minerals Report has been prepared by TE Connectivity Ltd. (herein referred to as TE, the Company, we, us, or our) pursuant to Rule 13p-1 (the Rule) promulgated under Section 13(p) of the Securities Exchange Act of 1934, as amended (Exchange Act). Rule 13p-1 and Form Specialized Disclosure (SD) were adopted by the Securities and Exchange Commission (SEC) to implement disclosure and reporting requirements related to “conflict minerals,” as directed by Congress in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank) which, among other things, added Section 13(p) to the Exchange Act. Specifically, Section 13(p), the Rule and Form SD together impose certain reporting obligations on those SEC registrants, like TE, whose manufactured products contain so-called “conflict minerals” that are necessary to the functionality or production of their products. The term “conflict minerals” is defined to mean cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (together, 3TG). The term “Covered Countries” for purposes of Section 13(p) and the SEC rules thereunder, as well as this report and the accompanying Form SD, are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

In 2020, we designed and manufactured products to connect power, data, and signal in a broad array of industries, including automotive, energy, industrial, data communications, appliances, medical, and aerospace and defense. Our principal product families included terminals and connector systems and components, sensors, interventional medical components, relays, wire and heat shrink tubing, wire and cable, application tooling, and antennas.

For the 2020 reporting period, our reasonable country of origin inquiry (RCOI) survey process targeted a refined list of products deemed at risk for having any quantity of tin, tantalum, tungsten or gold that is “necessary to the functionality or production” of these products within the meaning of Section 13(p) and the SEC’s rules thereunder (necessary conflict minerals). We continue to refine our survey process as part of our continuous efforts to bring the TE program into greater alignment with the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the supplements thereto relating to tin, tungsten, tantalum and gold (OECD Due Diligence Guidance). The OECD Due Diligence Guidance has been identified by the SEC as an appropriate internationally recognized framework for conducting the RCOI and due diligence relating to necessary conflict minerals called for by Section 13(p), the Rule and Form SD. TE supplier information gathering is facilitated by a third-party compliance information gathering service (TPCS) provided by a leading software-as-a-service solution accessed by TE’s suppliers through TE’s supplier portal.

Based on our due diligence, we are unable to determine with absolute assurance the origin of all the necessary conflict minerals in our products for the 2020 reporting period (January 1 through December 31, 2020), and therefore cannot exclude the possibility that some of these minerals may have originated in one or more of the Covered Countries (beyond those identified herein) and are not derived from recycled or scrap sources. Accordingly, under Section 13(p) and the Rule we have prepared and are filing this Conflict Minerals Report as an exhibit to our accompanying Form SD.

Conflict Minerals Policy

We have adopted a conflict minerals policy which is publicly available on our website at https://www.te.com/content/dam/te-com/documents/product-utilities/product-compliance/global/conflict-minerals-documents/ENG_POL_TEC-01-56.pdf. TE’s policy is reflected in TE’s Guide to Supplier Social Responsibility (the “Guide”). Supplier adherence to the Guide is a requirement of doing business with TE.

Grievance Mechanism

We have well established processes to allow interested parties to contact us anonymously through our Office of the Ombudsman. Our Office of the Ombudsman can be contacted by email at directors@te.com, through the Internet at http://www.te.com/global-en/about-te/corporate-responsibility/governance/ombudsman.html or through mail at TE Connectivity, Office of the Ombudsman, 1050 Westlakes Drive, Berwyn, Pennsylvania 19312.

Supply Chain — Reasonable Country of Origin Inquiry

The products that we manufacture are complex, and we utilize thousands of components from many direct suppliers. We have relationships with a vast network of suppliers throughout the world and there are generally multiple tiers between the 3TG mines, the smelter or refinery processing facilities (SOR), and our direct suppliers. Therefore, we must rely on our direct suppliers to work with their upstream suppliers (suppliers that are closer to the SORs than TE in the supply chain) to provide us with accurate information about the origin of 3TG in the components and raw materials we purchase. We work to implement contracts with those direct suppliers to impose contract terms that compel these suppliers to support our due diligence efforts with respect to 3TG content.

Because of the complexity and size of our supply chain, we developed a risk-based approach to determining whether we had any necessary 3TG in our supply chain. Each year TE’s raw material and commodity code groupings are reviewed for the presence of potential 3TG. Once those products and materials are identified, internal subject matter experts and engineers analyze whether the 3TG in the products and materials are “necessary to the functionality or production” of such products within the meaning of the SEC’s rules. The end result of that analysis leads to the identification of supplier products in-scope for being potentially at risk of containing necessary conflict minerals. In 2020, a total of approximately 181,418 products (including components) were identified and subject to our RCOI survey.

Our 2020 supplier survey campaign requested that the identified suppliers provide information to us regarding 3TG and SORs using the Conflict Minerals Reporting Template (the “Template” or “CMRT”) developed by the Responsible Minerals Initiative (RMI). We accept company level CMRTs from suppliers, and, when necessary, seek additional information and/or product level CMRTs. As in past years, some supplier responses continued to note that the source of the conflict minerals could not be ascertained at the time of the supplier’s response.

Notably, in our past two Conflict Minerals Reports, TE has noted our integration efforts with respect to two acquisitions from SEC registrants (Hirschmann Car Communications (August 31, 2017), and ABB’s ENTRELEC® operations (August 1, 2018)). Both operations have been fully integrated into TE’s conflict mineral program and our normal conflict minerals supplier due diligence campaign for 2020.

Efforts to Determine Mine or Location of Origin

We have determined that requesting the identified suppliers to complete the Template, together with resources offered by our TPCS, represents our reasonable efforts to determine the mines or locations of countries of origin of necessary 3TG in our supply chain. We have reached this conclusion in part as a result of our membership in the RMI - an initiative of Responsible Business Alliance (RBA), formerly known as the Electronic Industry Citizenship Coalition (whose efforts focus on the location and the commitment of smelters and refineries to go through its Responsible Minerals Assurance Process (RMAP) or participate in a recognized certification program), our understanding of the OECD guidelines, and based on consultation with compliance and sustainability leaders in companies similarly situated to TE. TE relies on the RMI to help keep us abreast of developments in conflict minerals sourcing, the evolution and refinement of the CMRT form, and as a source of process improvements and informal benchmarking opportunities with other members.

Smelters or Refiners and Country of Origin of 3TG

We attach here a complete listing of those SORs ascertained, through TE’s supplier responses to the Template or upon further inquiry after a review of such responses, as providing necessary conflict minerals to TE for manufacture in 2020 (“Exhibit A”). As to country of origin, TE relies on third-party assessments and information available from such sources as RMI RMAP and the London Bullion Market Association, as well as our assessment of our supplier responses, and has concluded that TE, at this time, does not have sufficient information to conclusively determine the countries of origin of the 3TG in all of our products.

Description of Products Containing “Necessary” Conflict Minerals

We identified approximately 181,418 products supplied to TE potentially containing one or more 3TG minerals necessary to the functionality or production of our products; approximately 58,980 products were eliminated as out-of-scope pursuant to the RCOI process and approximately 62,378 products were deemed to contain necessary conflict minerals. These products fall into all of our product families, including but not limited to the following: terminals and connector systems and components, sensors, interventional medical components, relays, wire and heat shrink tubing, wire and cable, application tooling, and antennas.

We were unable to ascertain the country of origin of 3TG minerals necessary to the functionality or production of the identified TE products and, as a consequence, proceeded to conduct the due diligence required under the OECD Due Diligence Guidance as applicable to downstream companies.

2. Due Diligence

Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance as applicable to downstream companies such as TE. As discussed above, the OECD Due Diligence Guidance has been identified by the SEC as an appropriate (and thus far, the only), internationally recognized due diligence framework for purposes of Section 13(p) of the Exchange Act and the Rule and Form SD thereunder.

Due Diligence Performed

MANAGEMENT SYSTEMS

We have adopted a conflict minerals policy related to our sourcing of 3TG, as previously noted, and have developed a formalized Conflict Minerals Program for our suppliers which is governed by an official standard operating procedure (the Program). TE’s conflict minerals requirements are set forth in our Purchase Order terms, RFP documentation, supply contracts, and our supplier portal.

Internal Team

We have established a management system to support supply chain due diligence related to 3TG. Our management system includes an executive steering committee overseen by the Global Supply Chain Counsel, and a team of subject matter experts from functions such as supplier management (Global Procurement), engineering, finance, and law. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy as approved by our Law Department. As discussed further below, this team met regularly throughout 2020 and early 2021 to discuss the supply chain compliance process relating to conflict minerals.

Control Systems

We do not typically have a direct relationship with 3TG SORs. We do, however, participate with other major manufacturers in an industry-wide initiative to develop compliant supply chains, including the RMI’s Responsible Minerals Assurance Process (RMAP), and we look to our TPCS to provide guidance on various smelter related issues, including risk assessment, that arise during the survey year.

Controls include the TE Guide to Ethical Conduct that outlines expected behaviors for all our employees, the TE Guide to Supplier Social Responsibility that outlines expected behaviors relative to working conditions and rights for suppliers and their employees, supply contracts containing a conflict minerals contract clause that requires suppliers to provide us with information about the source of 3TG and smelters/refiners, and if required, termination and supplier blacklisting processes that disqualify suppliers who refuse to provide conflict minerals data from doing business with TE. In addition, as discussed in the ‘Grievance Mechanism’ portion of this Report, TE has established a confidential reporting mechanism which allows for anonymous submissions.

TE also maintains program integrity controls. Each year we seek certifications from our business segment presidents, supply chain executives, and leads of our segment and business unit operations leaders on behalf of their respective function to help ensure that components and raw materials that go into TE’s products are subject to TE’s 3TG due diligence.

Maintain Records

Program data is stored in accordance with our established corporate records schedule to ensure that relevant materials are preserved for appropriate periods.

Supplier Engagement

We have adopted a number of supplier outreach tools developed by our TPCS, including but not limited to training and program materials, all of which are designed to encourage suppliers to develop their own conflict minerals due diligence programs in accordance with the SEC’s conflict minerals regulatory requirements. We also maintain an electronic portal which directs suppliers to informational resources related to conflict minerals and our Conflict Minerals Policy.

IDENTIFY AND ASSESS RISK IN THE SUPPLY CHAIN

We survey direct suppliers of components or raw materials that were at risk for containing 3TG that were “necessary to the functionality or production” of our products described above. For 2020, TE relied on our TPCS to lead our supplier survey. For 2020, approximately 332 commodity codes and 181,418 associated TE products required RCOI survey activity due to their risk profiles.

Survey Responses For TE Products

We received a supplier response rate of 66.8% of the in-scope TE products surveyed. Despite our continued efforts in furtherance of surpassing our internal goal of a 75% supplier response rate, some incomplete supplier responses for TE’s 2020 conflict minerals campaign were provided using the Template, or a substantially similar variation thereof. We reviewed the responses against criteria developed by our internal team to determine which suppliers required further engagement. As in past years, the review criteria included assessing incomplete responses as well as inconsistencies within the data reported by those suppliers, and we have worked directly with suppliers to obtain additional engagement in an effort to secure improved responses. From the responses received, the following statistics were compiled:

Approximately 58,980 products were reported as out-of-scope by suppliers – meaning that they did not contain necessary conflict minerals.

Approximately 51,720 products were determined to be low risk under TE’s analysis; either by way of the RMAP process, TE’s risk assessment, or being derived from recycled or scrap sources.

Approximately 10,119 products were of indeterminate origin – meaning that our relevant suppliers were unable to identify either the country of origin or the mine/SOR of origin.

DESIGN AND IMPLEMENT A STRATEGY TO RESPOND TO RISKS

•	Senior management is briefed about our due diligence efforts on a regular basis.

•	Executive leadership is in a position to influence the outcome of the Program through either financial or administrative supports and to certify alignment with the centralized RCOI survey and company due diligence processes and affirm direct knowledge and supervision of such activities.

•	We have a conflict minerals policy, and impose the provisions of such Policy on our direct suppliers as a condition of doing business with TE (e.g., supply contract language, supplier requirements/codes, etc.).

•	We have implemented and continue to follow a risk management plan that outlines our responses to identified risks.

•	Suppliers are expected to have a supply chain aligned with the principles and practices of the RMI or an OECD compliant program, otherwise products purchased from them are re-sourced.

•	Data validation enhancements assure integrity of data received and reliability for reporting.

CARRY OUT INDEPENDENT THIRD PARTY AUDIT OF SUPPLY CHAIN DUE DILIGENCE AT IDENTIFIED POINTS IN THE SUPPLY CHAIN

We do not typically have a direct relationship with 3TG smelters and refiners and therefore do not perform or direct audits of these entities. We support SOR audits conducted by independent third parties through our RMI membership, and have obtained the RMI list of “RMAP Conformant” smelters and refineries. We continue to examine how best to improve our upstream diligence efforts, possibly in tandem with our third-party conducted supplier social responsibility audits and future human rights/modern slavery due diligence.

REPORT ON SUPPLY CHAIN DUE DILIGENCE

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence and is available on our website, along with the accompanying Form SD, at http://investors.te.com/financial-reports/sec-filings/default.aspx. In addition, this Report and the accompanying Form SD have been filed with the SEC and are publicly available on the SEC’s EDGAR website (https://www.sec.gov).

RESULTS OF DUE DILIGENCE

Notwithstanding continued improvements made to our RCOI and due diligence processes, we are unable to determine with absolute assurance the origin of all the necessary conflict minerals in our products for the 2020 reporting period (January 1 through December 31, 2020), and therefore cannot exclude the possibility that some of these minerals may have originated in one or more of the Covered Countries and are not derived from recycled or scrap sources.

3. Steps to be Taken in 2021 to Mitigate Risk

We intend to take the following steps as continuous improvement measures to our due diligence to be conducted in 2021, to further mitigate the risk that any necessary 3TG in our products finance or benefit armed groups in any of the Covered Countries:

•	Update and expand our Conflict Minerals Policy to a Responsible Minerals and Materials Policy.

•	Work directly with suppliers to improve overall supplier response rate.

•	Engage any suppliers if found to be providing us with components or materials containing 3TG from sources that finance or benefit armed groups in the Covered Countries (as that term is defined in Section 13(p) and Item 1.01(d)(2) of Form SD) to establish an alternative source of 3TG that does not support the activities of any such group.

•	Conduct independent third-party audits of select high-risk suppliers to validate their compliance with the requirements of TE’s Conflict Minerals Program.

•	Help and provide tools (by way of our third-party compliance solution provider) to those who want to build supply chain transparency via their own programs.

Cautions Concerning Website Information and Forward-Looking Statements

Other than any documents expressly incorporated by reference in this Conflict Minerals Report and/or the accompanying Form SD, the information on any of our websites referred to in this report is not part of this report or any other document filed with the SEC, including but not limited to the accompanying Form SD.

Certain statements in this report may be “forward-looking” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements addressing our future financial condition and operating results, the impact on our operations resulting from the COVID-19 pandemic, other information relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those anticipated in any of our forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Exhibit A – Smelters identified during the reporting period which, to the extent known, processed necessary conflict minerals in TE products for Calendar 2020 Reporting Period.

METAL	SMELTER NAME	SMELTER COUNTRY	SMELTER ID	SMELTER ID SOURCE
Gold	8853 S.p.A.	ITALY	CID002763	RMI
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	RMI
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	RMI
Gold	African Gold Refinery	UGANDA	CID003185	RMI
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	RMI
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	RMI
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500	RMI
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	RMI
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	RMI
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	RMI
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	RMI
Gold	Asahi Pretec Corp.	JAPAN	CID000082	RMI
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	RMI
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	RMI
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	RMI
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	RMI
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	RMI
Gold	Augmont Enterprises Private Limited	INDIA	CID003461	RMI
Gold	Aurubis AG	GERMANY	CID000113	RMI
Gold	Bangalore Refinery	INDIA	CID002863	RMI
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	RMI
Gold	Boliden AB	SWEDEN	CID000157	RMI
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	RMI
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421	RMI
Gold	Caridad	MEXICO	CID000180	RMI
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	RMI
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	RMI
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382	RMI

Gold	Chimet S.p.A.	ITALY	CID000233	RMI
Gold	Chugai Mining	JAPAN	CID000264	RMI
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	RMI
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	RMI
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	RMI
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	RMI
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	RMI
Gold	Dowa	JAPAN	CID000401	RMI
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	RMI
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	RMI
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	RMI
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	RMI
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	RMI
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487	RMI
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488	RMI
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489	RMI

Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490	RMI
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	RMI
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	RMI
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584	RMI
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	RMI
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	RMI
Gold	Gold Coast Refinery	GHANA	CID003186	RMI
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	RMI
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	RMI
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	RMI
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	RMI
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	RMI
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	RMI
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	RMI
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	RMI
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	RMI
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	RMI
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	RMI
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	RMI
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	RMI
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	RMI
Gold	Istanbul Gold Refinery	TURKEY	CID000814	RMI
Gold	Italpreziosi	ITALY	CID002765	RMI
Gold	JALAN & Company	INDIA	CID002893	RMI
Gold	Japan Mint	JAPAN	CID000823	RMI
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	RMI
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	RMI
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	RMI
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	RMI

Gold	K.A. Rasmussen	NORWAY	CID003497	RMI
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	RMI
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	RMI
Gold	Kazzinc	KAZAKHSTAN	CID000957	RMI
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	RMI
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	RMI
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	RMI
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	RMI
Gold	Kundan Care Products Ltd.	INDIA	CID003463	RMI
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	RMI
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	RMI
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	RMI
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	RMI
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	RMI
Gold	L'Orfebre S.A.	ANDORRA	CID002762	RMI
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	RMI
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	RMI
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	RMI
Gold	Marsam Metals	BRAZIL	CID002606	RMI
Gold	Materion	UNITED STATES OF AMERICA	CID001113	RMI
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	RMI
Gold	MD Overseas	INDIA	CID003548	RMI
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575	RMI

Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557	RMI
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	RMI
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	RMI
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	RMI
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	RMI
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	RMI
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	RMI
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	RMI
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	RMI
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	RMI
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	RMI
Gold	Morris and Watson	NEW ZEALAND	CID002282	RMI
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	RMI
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	RMI
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	RMI
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	RMI
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	RMI
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	RMI
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	RMI
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	RMI
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	RMI
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	RMI
Gold	PAMP S.A.	SWITZERLAND	CID001352	RMI
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	RMI
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	RMI
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	RMI

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	RMI
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	RMI
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	RMI
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	RMI
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	RMI
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	RMI
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	RMI
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	RMI
Gold	Royal Canadian Mint	CANADA	CID001534	RMI
Gold	SAAMP	FRANCE	CID002761	RMI
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	RMI
Gold	Safimet S.p.A	ITALY	CID002973	RMI
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	RMI
Gold	Sai Refinery	INDIA	CID002853	RMI
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	RMI
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	RMI
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529	RMI
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	RMI
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540	RMI
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	RMI
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525	RMI
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	RMI
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	RMI
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527	RMI
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588	RMI

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	RMI
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	RMI
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	RMI
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	RMI
Gold	Sovereign Metals	INDIA	CID003383	RMI
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	RMI
Gold	Sudan Gold Refinery	SUDAN	CID002567	RMI
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	RMI
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	RMI
Gold	T.C.A S.p.A	ITALY	CID002580	RMI
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	RMI
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	RMI
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	RMI
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	RMI
Gold	Tony Goetz NV	BELGIUM	CID002587	RMI
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	RMI
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	RMI
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	RMI
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	RMI
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	RMI
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	RMI
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	RMI
Gold	Valcambi S.A.	SWITZERLAND	CID002003	RMI
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	RMI
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	RMI
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	RMI
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	RMI

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	RMI
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	RMI
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	RMI
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	RMI
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402	RMI
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	RMI
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	RMI
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	RMI
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	RMI
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	RMI
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	RMI
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	RMI
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	RMI
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	RMI
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	RMI
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	RMI
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	RMI
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	RMI
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	RMI
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	RMI
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	RMI
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	RMI
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	RMI
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	RMI
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	RMI

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	RMI
Tantalum	KEMET Blue Metals	MEXICO	CID002539	RMI
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	RMI
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	RMI
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	RMI
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	RMI
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	RMI
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	RMI
Tantalum	NPM Silmet AS	ESTONIA	CID001200	RMI
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847	RMI
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	RMI
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	RMI
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	RMI
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	RMI
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	RMI
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	RMI
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	RMI
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	RMI
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	RMI
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	RMI
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	RMI
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	RMI
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	RMI
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	RMI
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486	RMI
Tin	CRM Synergies	SPAIN	CID003524	RMI
Tin	CV Ayi Jaya	INDONESIA	CID002570	RMI

Tin	CV Dua Sekawan	INDONESIA	CID002592	RMI
Tin	CV Gita Pesona	INDONESIA	CID000306	RMI
Tin	CV United Smelting	INDONESIA	CID000315	RMI
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	RMI
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	RMI
Tin	Dowa	JAPAN	CID000402	RMI
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	RMI
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	RMI
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	RMI
Tin	Fenix Metals	POLAND	CID000468	RMI
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410	RMI
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	RMI
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	RMI
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	RMI
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	RMI
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	RMI
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	RMI
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	RMI
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	RMI
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	RMI
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	RMI
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	RMI

Tin	Luna Smelter, Ltd.	RWANDA	CID003387	RMI
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379	RMI
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	RMI
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	RMI
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	RMI
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	RMI
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	RMI
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	RMI
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	RMI
Tin	Minsur	PERU	CID001182	RMI
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	RMI
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	RMI
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	RMI
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305	RMI
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	RMI
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	RMI
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	RMI
Tin	Pongpipat Company Limited	MYANMAR	CID003208	RMI
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409	RMI
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	RMI
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	RMI
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	RMI
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	RMI
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	RMI
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	RMI
Tin	PT Bangka Serumpun	INDONESIA	CID003205	RMI
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	RMI
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	RMI
Tin	PT Bukit Timah	INDONESIA	CID001428	RMI

Tin	PT DS Jaya Abadi	INDONESIA	CID001434	RMI
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	RMI
Tin	PT Inti Stania Prima	INDONESIA	CID002530	RMI
Tin	PT Karimun Mining	INDONESIA	CID001448	RMI
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	RMI
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	RMI
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	RMI
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	RMI
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449	RMI
Tin	PT Panca Mega Persada	INDONESIA	CID001457	RMI
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	RMI
Tin	PT Prima Timah Utama	INDONESIA	CID001458	RMI
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	RMI
Tin	PT Rajehan Ariq	INDONESIA	CID002593	RMI
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	RMI
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	RMI
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	RMI
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	RMI
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	RMI
Tin	PT Timah Nusantara	INDONESIA	CID001486	RMI
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	RMI
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	RMI

Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	RMI
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	RMI
Tin	PT Tommy Utama	INDONESIA	CID001493	RMI
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	RMI
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	RMI
Tin	Soft Metais Ltda.	BRAZIL	CID001758	RMI
Tin	Super Ligas	BRAZIL	CID002756	RMI
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834	RMI
Tin	Thaisarco	THAILAND	CID001898	RMI
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	RMI
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	RMI
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	RMI
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	RMI
Tin	Yunnan Tin Company Limited	CHINA	CID002180	RMI
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	RMI
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	RMI
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	RMI
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427	RMI
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553	RMI
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	RMI
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	RMI
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641	RMI
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	RMI
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281	RMI
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448	RMI
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468	RMI
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	RMI
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	RMI

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	RMI
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	RMI
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	RMI
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	RMI
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	RMI
Tungsten	GEM Co., Ltd.	CHINA	CID003417	RMI
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	RMI
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	RMI
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	RMI
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	RMI
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	RMI
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	RMI
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	RMI
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	RMI
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	RMI
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	RMI
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	RMI
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	RMI
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	RMI
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	RMI
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647	RMI
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	RMI
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	RMI
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408	RMI

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	RMI
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	RMI
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388	RMI
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	RMI
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	RMI
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543	RMI
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	RMI
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	RMI
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416	RMI
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	RMI
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	RMI
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	RMI
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	RMI
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	RMI
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	RMI
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	RMI
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	RMI
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	RMI
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	RMI
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	RMI